Exhibit (h.11)

AMENDMENT TO SUBLICENSE AGREEMENT

This Amendment to the Sublicense Agreement dated March 18, 2000 (the “Agreement”) between Barclays Global Investors, N.A. (“BGI”), a national banking association, and iShares, Inc. (“iShares”), a Maryland corporation, is effective as of October 30, 2007.

WHEREAS, pursuant to Section 7 of the Agreement the parties may amend the Agreement from time to time; and

NOW THEREFORE, Exhibit A is hereby deleted in its entirety and amended to read as attached.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Agreement to be executed as of the date first set forth above.

BARCLAYS GLOBAL INVESTORS, N.A.

By: /s/ Michael A. Latham
Name: Michael A. Latham
Title: Managing Director

By: /s/ Eilleen M. Clavere
Name: Eilleen M. Clavere
Title: Principal

iSHARES, INC.

By: /s/ Michael A. Latham
Name: Michael A. Latham
Title: President

Exhibit A

MSCI Austria Index

MSCI Belgium Index

MSCI EMU Index

MSCI France Index

MSCI Germany Index

MSCI Italy Index

MSCI Netherlands Index

MSCI Spain Index

MSCI Sweden Index

MSCI Switzerland Index

MSCI United Kingdom Index

MSCI Australia Index

MSCI Brazil Index

MSCI Canada Index

MSCI Emerging Markets Index

MSCI Hong Kong Index

MSCI Japan Index

MSCI Malaysia Index

MSCI Mexico Index

MSCI Pacific ex-Japan Index

MSCI Singapore Index

MSCI South Africa Index

MSCI South Korea Index

MSCI Taiwan Index

MSCI BRIC Index

MSCI Chile Investable Market Index